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                        Consent of Independent Auditors



The Board of Directors
PRIMESTAR, Inc.:


We consent to the use of our report dated February 6, 1998 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                    KPMG Peat Marwick LLP


Denver, Colorado
February 11, 1998